UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 8, 2007

____________________

TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-13477, 333-22809, 333-59778,

333-83964, 333-113602, 333-121493, 333-132580 and 333-141513

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Effective as of May 1, 2007, the annual expense deductions applicable to the TIAA Real Estate Account (the “Account” or the “Registrant”) are:

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.240%	For TIAA’s investment advice, portfolio accounting, custodial services, and similar services, including independent fiduciary and appraisal fees
Administration	0.255%	For administrative services performed by TIAA-CREF Individual & Institutional Services, LLC (“Services”), such as allocating premiums and paying annuity income
Distribution	0.080%	For Services’ expenses related to distributing the annuity contracts
Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks
Liquidity Guarantee	0.160%	For TIAA’s liquidity guarantee
Total Annual Expense Deduction	0.785%	For total services to the Account

(1) TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

(2) TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

All of these services are performed at cost by Teachers Insurance and Annuity Association of America (“TIAA”) or subsidiaries of TIAA. Since expenses are charged at cost, the expenses described are estimates for the year based on projected expense and asset levels. Any differences between actual and estimated expenses are adjusted quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: May 8, 2007	By:	/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel